EXHIBIT 99.1


EQUITY INNS ANNOUNCES THIRD QUARTER EARNINGS AND FULL YEAR FINANCIAL GUIDANCE

- Third Quarter Adjusted Funds From Operations of $0.30 Exceeds Consensus Estimates -
-  Balance Sheet Strengthened-
-  RevPAR Positive For Third Quarter
-  Updated Full Year and Fourth Quarter 2003 Financial Guidance

GERMANTOWN, TN, November 6, 2003 - Equity Inns, Inc. (NYSE: ENN), a premier hotel real estate investment trust (REIT), today announced its results for the third quarter ended September 30, 2003.

Income from continuing operations for the third quarter of 2003 increased $800,000 to $4.4 million compared to $3.6 million, for the third quarter of 2002.

Included in net income was a $2.4 million, or $0.06 per share expense related to the recent redemption of the Company's Series A preferred stock. This preferred stock was redeemed at par; however, the original issuance costs of $2.4 million, which had previously been reflected as a reduction in paid-in capital, was recorded as an expense during the third quarter due to the redemption. Net income to common shareholders for the third quarter 2003 was $0.3 million, or $0.01 per share compared to net income of $2.1 million or $0.05 per share for the third quarter 2002.

Highlights for the Quarter:
o Adjusted Funds From Operations per share of $0.30 exceeds analyst consensus estimates
o  Improved balance sheet
o  Increased capital for acquisition opportunities
o  CAD payout ratio was 83% on a trailing 12-month basis
o  Market share increases across the portfolio
o  Dividend of $0.13 per share in line with guidance

Funds from operations:

For the third quarter, the Company's Adjusted Funds from Operations (AFFO) (schedule attached) remained stable at $12.4 million or $0.30 per share compared to the period ended September 30, 2002. For the third quarter, the difference in Funds from Operations (FFO) and AFFO is the impact from the redemption of the Company's series A preferred stock. Equity Inns' AFFO performance is primarily the result of the Company's same store hotel portfolio RevPAR increasing 0.2% to $55.30 from $55.16 versus the same period a year earlier. The Company's occupancy increased 2.8% to 72.0%, while average daily rate (ADR) was down 2.4% to $76.76 compared to $78.68 in the third quarter of 2002.

Phillip H. McNeill, Sr., Chairman and CEO of Equity Inns commented, "I am pleased with Equity Inns' accomplishments in the third quarter. The fact that we produced positive operating results, through the execution of our short-term goal to increase occupancy and improve our capital structure, reinforces my confidence that we have the ability and financial capacity to produce stable, consistent results going forward."

While Equity Inns' positive RevPAR performance for the quarter was the primary driver of its adjusted FFO results, it was offset by an $853,000 increase in the Company's hotel operating expenses. As compared to the same quarter of the prior year, total hotel revenue increased $1.3 million, while hotel gross operating profit increased $435,000; gross operating margin decreased 20 basis points to 42.5% versus 42.7% in the same period of 2002. GOP margin is defined as hotel revenues minus hotel operating costs before property taxes, insurance and management fees, divided by hotel revenues. The reduction in GOP margin in the quarter came primarily from an increase in utility costs and a reduction of ADR.

Equity Inns'RevPAR for July, August and September, changed 0.7%, -0.2%, and 0.2%, respectively, versus the same periods last year. The Company's preliminary RevPAR results for the month of October was a decrease in RevPAR of 1.4%. The increase in RevPAR for the quarter represents the first positive quarterly RevPAR change for 2003 building on the trend of improving RevPAR results each quarter.

Equity Inns' best performing region, the South Atlantic, representing 28% of the Company's hotels, produced a RevPAR increase of 5.8% over the third quarter 2002. The strength in the region was driven from a combination of an increase in both corporate and leisure business. While the Company's other regions did not perform as well, each region had positive occupancy growth in the quarter, with the exception of New England, which posted negative occupancy growth for the quarter.

One of the strongest brand performances in the third quarter was Equity Inns' 19 AmeriSuites, which produced a RevPAR increase of 2.7%. The improvement was driven primarily by the brand's concerted effort to capture new leisure business through both an intensified sales effort and selective selling via discounted internet channels. The best performing AmeriSuites properties were in the South Atlantic region, as they benefited most from a reinvigorated and aggressive sales effort. The softest brand was the Company's nine Homewood Suites, which posted a 2.2% RevPAR decline principally from some extended-stay business that did not repeat in three markets during the third quarter.

Market share for Equity Inns' hotels continued to increase as measured by Smith Travel Research. For the nine months ended September 30, 2003, the Company's hotel portfolio's occupancy penetration increased 2.3% to 108.9%, while RevPAR yield increased 0.9% to 115.3%. One brand that continued to gain significant market share is the AmeriSuites. For the first nine months, Equity Inns' AmeriSuites increased occupancy penetration 4.7% to 111% and attained a RevPAR yield of 109.5%. While rates suffered in the short-term, Equity Inns' AmeriSuites posted an occupancy increase of 5.2 points in the third quarter, on top of a 3.6 point sequential improvement in the second quarter.

For the nine months ended September 30, 2003, Equity Inns reported AFFO of $31.1 million or $0.75 per share compared to $32.7 million or $0.81 per share last year. RevPAR for the first nine months of 2003 was $52.25 compared to $52.96 for the same period last year, while occupancy increased 0.6 points to 68.6%. ADR during the nine-month period was $76.15 compared to $77.81 year over year.

Howard Silver, President and Chief Operating Officer of Equity Inns commented, "On an operating basis in the third quarter we again produced consistent results. With a 9% occupancy premium and a 15% RevPAR premium in their markets, Equity Inns' portfolio of 94 hotels is strongly positioned as we move forward."

Capital Structure:

At September 30, 2003, Equity Inns' debt outstanding was $352.7 million, which included $71.7 million drawn under its $110 million line of credit. The weighted average life of the Company's fixed rate debt was 6 years. The Company's total debt represented approximately 37.6% of the cost of its hotels, the lowest level in five years.

Additional Third Quarter Events

   Completed the sale of Series B preferred stock with gross proceeds totaling $79.1 million with an annual dividend of 8.75%. The Company used $68.8 million of the proceeds to redeem all of the Company's 9.5% Series A preferred stock with the remaining net proceeds used to reduce the outstanding balance on the Company's line of credit.

   Equity Inns sold a 101-room Holiday Inn Express in Wilkesboro, North Carolina for $3.4 million. The sale was part of Equity Inns' long-term strategy of maximizing its hotels' performance and disposing of assets when management perceives the long-term cash flow of a property no longer increases shareholder value.

   The Company obtained a $10.7 million five-year secured loan from AmSouth Bank related to its Marriott Courtyard property in Houston, Texas. The $14.1 million proceeds from both transactions were used to reduce the outstanding balance on the Company's line of credit.

Recent Events:

October 2003:

   Equity Inns entered into an agreement to purchase four hotels in Florida for $34.2 million. Two of the hotels are Marriott Courtyards and the other two are Residence Inns by Marriott. The properties average age is less than five years and provide Equity Inns entry into three new and growing markets. The transaction is expected to close by the beginning of the first quarter of 2004.

   The Company completed the sale of 2,000,000 shares of common stock to certain advisory clients of Cohen & Steers Capital Management, Inc. The net proceeds from the sale, after expenses, were approximately $15.1 million.

   Equity Inns sold 287,500 shares of 8.75% Series B Cumulative Preferred Stock (liquidation preference of $25 per share), to certain advisory clients of Cohen & Steers Capital Management, Inc. with net proceeds, after expenses, of $7.2 million. The Company expects to use the combined $22.3 million of proceeds for acquisitions and to repay a portion of its outstanding borrowings under the Company's line of credit.

Mr. Silver continued, "During the past few months we were able to take advantage of market conditions and strengthen the Company's balance sheet, thereby increasing our financial flexibility and capacity. Assuming the purchase of the four hotels is completed, the balance outstanding on our line of credit will still be $26 million less than at June 30, 2003. We will have over $35 million of additional capacity to purchase hotel assets."

Mr. Silver concluded, "We saved 75 basis points by replacing our 9.5% Series A preferred stock with 8.75% Series B preferred stock and the Company has no significant debt maturing until 2007. Today, Equity Inns is cautiously optimistic, recapitalized and well positioned to pursue our strategy of growth and diversification."

Dividend:

The level of Equity Inn' common dividend will continue to be determined each quarter, based upon the operating results of that quarter, economic conditions, and other operating trends. For the third quarter 2003, Equity Inns paid a $0.13 per share dividend on its common stock. The Company's cash available for distribution (CAD) payout ratio is at 83% on a trailing 12-month basis.

Mr. McNeill concluded, "Over the past three years of industry uncertainty, Equity Inns has emerged with a stronger balance sheet and greater financial flexibility, better positioning the Company to capitalize on opportunities as they arise. This provides us with confidence that our long-term strategy of buying strategic assets in the upscale segment, over a broad geographic region should contribute to our ability to maintain our dividend policy and execute on our business plan, resulting in increased shareholder value."

2003 Guidance:

While Equity Inns exceeded third quarter AFFO expectations, the Company refined its guidance for fiscal 2003, taking into account the uncertainty of the economy and the competitive landscape. Based on these factors and current conditions, the Company expects 2003 AFFO to be in the range of $0.89 to $0.92 per share, including a $0.16 per share income tax benefit. Management also adjusted its RevPAR range to negative 2.0% to a positive 1.0% for the fourth quarter. For the fourth quarter ending December 31, 2003, Equity Inns expects AFFO to be in the $0.15 to $0.18 per share range, including a $0.04 per share income tax benefit.

The Company is currently anticipating 2003 capital expenditures of approximately $15-$16 million.

Equity Inns will hold a conference call and Webcast to discuss the Company's third quarter results after the close of the market on Thursday, November 6th, 2003, at 4:30 p.m. (Eastern Standard Time). Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Company's website at http://www.equityinns.com/ and selecting the microphone icon.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's web site for seven days following the call. A recording of the call also will be available by telephone until midnight, call. A recording of the call also will be available by telephone until midnight, Thursday, November 13, 2003, by calling (877) 519-4471, or (973) 341-3080 for International participants. The pass code is 4167797. Certain matters discussed in this press release include "forward-looking statements" within the meaning of the federal securities laws. The words "anticipate, believe, estimate, expect, intend, will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the company operates, as well as management's beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the company's actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of recovery from the recent economic downturn, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors, may affect the Company's future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company's periodic filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated March 27, 2003. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Notes to Financial Information

The Company
Equity Inns is primarily the owner of hotel properties. The Company operates as a self-managed and self-administered real estate investment trust, or REIT. Readers are encouraged to find further detail regarding Equity Inns organizational structure in its annual report on Form 10-K.

Non-GAAP Financial Measures
Included in this press release are certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations (ii) Adjusted Funds From Operations, (iii) EBITDA, (iv) Adjusted EBITDA, (v) Cash Available for Distribution (CAD) and (vi) CAD Payout Ratio. The following discussion defines these terms, which can be useful measures of the Company's performance and is widely viewed by investors as a key measure for valuing the lodging and REIT industry.

FFO per Share
The National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations, or FFO, as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effects of dilutive securities. Equity Inns uses FFO per share as a measure of performance because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.

However, because real estate values have historically risen or fallen with market conditions, most industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be less informative. NAREIT adopted the definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. Accordingly, as a member of NAREIT, Equity Inns adopted FFO per share as a measure to evaluate performance in comparison to the Company's peer group in NAREIT, substantially all of which use the same measure. The Company believes that the presentation of FFO per share provides useful information to investors regarding the results of its operations because it is a better measure of operating performance for real estate companies. In addition, it facilitates comparisons between the Company and other REITs. FFO per share is also used by the Compensation Committee of the Board of Directors as one of the criteria for performance-based compensation.

Adjusted FFO per Share
For the periods presented, depreciation, preferred stock dividends, loss on the redemption of Series A preferred stock, loss on impairment of hotels held for sale, gains and losses from sales of property and minority interest were the Company's only adjustments to net income for the definition of adjusted FFO per share. The Company's computation of adjusted FFO may not be comparable to the NAREIT definition or to FFO reported by other REITs, but is the appropriate measure for this Company.

EBITDA
Earnings before Interest Expense, Income Taxes, Depreciation and Amortization, or EBITDA, is a commonly used measure of performance in many industries which the Company believes provides useful information to investors regarding its results of operations. EBITDA helps Equity Inns and its investors evaluate the ongoing operating performance of its properties and facilitates comparisons with other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. The Company uses EBITDA to provide a baseline when evaluating hotel results.

The Company also uses EBITDA as one measure in determining the value of acquisitions and dispositions and, like FFO per share, it is also widely used by management in the annual budget process. Equity Inns' computation of EBITDA and adjusted EBITDA may not be comparable to EBITDA or similarly titled measures as reported by other companies

Adjusted EBITDA
The Company has historically adjusted EBITDA when evaluating its performance because management believes that the exclusion of certain non-recurring items described below is necessary to provide the most accurate measure of the performance of its investment portfolio and to more fully reflect the ongoing value of the Company as a whole. Therefore, the Company modifies EBITDA and refers to this measure as Adjusted EBITDA.

The Company excludes the effect of the gains and losses recorded on the disposition of assets, the loss on impairment of hotels held for sale and minority interest because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of the remaining assets.

Cash available for distribution (CAD)
Cash available for distribution (CAD) is defined as AFFO, adjusted to add back certain amortization and to deduct income tax benefit and capital expenditures equal to four percent of hotel revenues from continuing operations. The Company computes the CAD ("Cash Available for Distribution") Payout Ratio by dividing common dividends per share paid over the last twelve months by trailing twelve-month CAD per share for the same period. The Company believes the CAD Payout Ratio also helps improve our equity holders' ability to understand our ability to make required distributions to maintain our REIT status.

Limitations on the use of FFO per Share, Adjusted FFO per Share, EBITDA, Adjusted EBITDA, CAD, and CAD payout ratio -

FFO per share, as presented, may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO. In addition, although FFO per share and AFFO per share are useful measures when comparing the Company's results to other REITs, it may not be helpful to investors when comparing Equity Inns to non-REITs. EBITDA, Adjusted EBITDA, CAD and CAD payout ratio, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating performance measure prescribed by GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per share presentations. The Company compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of its operating performance. Equity Inns' statement of operations and cash flows include disclosure of its interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating the Company's performance, as well as the usefulness of its non-GAAP financial measures. Additionally, FFO per share, AFFO per share, EBITDA and Adjusted EBITDA should not be considered as a measure of the Company's liquidity or indicative of funds available to fund its cash needs, including the Company's ability to make cash distributions. In addition, FFO per share AFFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to shareholders' benefit.

Hotel Operating Statistics
The Company uses a measure common in the industry to evaluate the operations of a hotel-room revenue per available room, or RevPAR. RevPAR is defined as the product of the average daily room rate charged and the average daily occupancy achieved. RevPAR does not include food and beverage or other ancillary revenues such as parking, telephone, or other guest services generated by the property. Similar to the reporting periods for the Company's statement of operations, hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) are always reported based on a calendar year. This facilitates year-to-year comparisons of hotel results, as each reporting period will be comprised of the same number of days of operations as in the prior year.

About Equity Inns
Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company owns 94 hotels with 12,109 rooms located in 34 states. For more information about Equity Inns, visit the Company's Web site at www.equityinns.com.

CONTACT:             Equity Inns, Inc.
                     Howard Silver, 901/754-7774
                               Or
                     Integrated Corporate Relations, Inc.
                     Brad Cohen, 203/222-9013 ext. 238

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  September 30,             December 31,
                                                                      2003                      2002
                                                                  -------------             ------------
                                                                   (unaudited)
ASSETS
Investment in hotel properties, net                                 $693,535,775            $740,145,842
Assets held for sale                                                  11,219,100
Cash and cash equivalents                                             11,430,288               5,916,209
Accounts receivable, net                                               6,354,454               4,142,901
Notes receivable, net                                                  1,335,025               1,335,025
Deferred expenses, net                                                 8,547,884               8,743,477
Deferred tax asset                                                    14,866,000               9,777,000
Deposits and other assets                                              6,844,277               4,391,484
                                                                    ------------            ------------

       Total assets                                                 $754,132,803            $774,451,938
                                                                    ============            ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt                                                                $352,714,988            $362,881,131
Accounts payable and accrued expenses                                 26,816,576              27,817,365
Distributions payable                                                  6,381,833               6,505,528
Interest rate swap                                                     1,708,579               2,198,809
Minority interest in Partnership                                       7,869,545               8,781,685
                                                                    ------------            ------------

       Total liabilities                                             395,491,521             408,184,518
                                                                    ------------            ------------

Commitments and Contingencies

Shareholders' equity:

Preferred Stock (Series A), $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding                                         68,750,000
Preferred Stock (Series B), $.01 par value, 3,450,000 shares authorized, 3,162,500 shares issued and outstanding
    (liquidation value of $79,062,500)                                 76,383,693
Common Stock, $.01 par value, 100,000,000
  shares authorized, 41,303,064 and 41,220,639
  shares issued and outstanding                                          413,031                 412,206
Additional paid-in capital                                           448,758,644             445,793,107
Treasury stock, at cost, 747,600 shares                               (5,173,110)             (5,173,110)
Unearned directors' and officers' compensation                          (228,458)               (545,528)
Distributions in excess of net earnings                             (159,803,939)           (140,770,446)
Accumulated other comprehensive income:
  Unrealized loss on interest rate swap                               (1,708,579)             (2,198,809)
                                                                    ------------            ------------

       Total shareholders' equity                                    358,641,282             366,267,420
                                                                    ------------            ------------

Total liabilities and shareholders' equity                          $754,132,803            $774,451,938
                                                                    ============            ============

                                EQUITY INNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                     For the Three Months Ended            For the Nine Months Ended
                                                             September 30,                        September 30,
                                                    -----------------------------       -------------------------------
                                                        2003              2002              2003                2002
                                                    -----------      ------------      ------------        ------------
Revenue:
   Rooms                                            $60,629,177       $59,443,837      $169,750,404        $168,755,981
   Other operating departments                        2,943,903         2,783,031         8,408,959           8,180,647
   Other revenue                                        120,125           246,325           483,302             753,539
                                                    -----------       -----------      ------------        ------------
       Total revenue                                 63,693,205        62,473,193       178,642,665         177,690,167
                                                    -----------       -----------      ------------        ------------

Operating costs and other expenses:
   Property operating costs                          35,096,811        34,586,178        99,644,477          98,838,157
   Other operating departments                        2,179,183         1,937,265         6,255,237           5,635,501
   Property taxes and insurance                       4,344,641         4,244,276        13,102,256          12,885,823
   Depreciation                                       9,662,676         9,833,169        28,991,228          29,343,823
   Amortization of franchise fees                        72,783            81,379           218,349             250,137
   General and administration expenses:
       Stock based or non-cash compensation             127,543           173,438           392,571             517,674
       Other general and administrative expenses      1,736,600         1,439,213         5,153,418           4,263,790
   Rental expense                                       221,869           431,395           668,294           1,091,679
                                                    -----------       -----------      ------------        ------------
       Total operating expenses                      53,442,106        52,726,313       154,425,830         152,826,584
                                                    -----------       -----------      ------------        ------------

Operating income                                     10,251,099         9,746,880        24,216,835          24,863,583

   Amortization of debt costs                           378,240           511,035         1,787,079           1,533,105
   Interest                                           6,964,351         7,042,671        20,878,867          21,367,092
                                                    -----------       -----------      ------------        ------------

Income from continuing operations before
   minority interest and income taxes                 2,908,508         2,193,174         1,550,889           1,963,386

   Minority interest                                      6,576            63,798             8,821              58,776
   Income tax benefit                                 1,450,066         1,426,465         4,757,260           4,394,656
                                                    -----------       -----------      ------------        ------------

Income from continuing operations                     4,351,998         3,555,841         6,299,328           6,299,266

Discontinued operations:
   Gain (loss) on sale of hotel properties              (52,530)                          1,222,014
   Loss on impairment of hotels held for sale                                            (3,556,067)
   Income from operations of discontinued
     operations                                          51,150           167,433           173,322            527,383
                                                    -----------       -----------      ------------        -----------
   Income (loss) from discontinued operations            (1,380)          167,433        (2,160,731)           527,383
                                                    -----------       -----------      ------------        -----------

Net income                                            4,350,618         3,723,274         4,138,597           6,826,649

Loss on redemption of Series A preferred stock        2,408,257                           2,408,257
Preferred stock dividends                             1,686,517         1,632,813         4,952,143          4,898,439
                                                    -----------       -----------      ------------        -----------

Net income (loss) applicable to common
   shareholders                                     $   255,844       $ 2,090,461      $ (3,221,803)       $ 1,928,210
                                                    ===========       ===========      ============        ===========

Net income (loss) per share data:
   Basic  and diluted income (loss) per share
       from continuing operations                   $      0.01       $      0.05      $     ( 0.03)       $      0.04

   Discontinued operations                                 0.00              0.00             (0.05)              0.01
                                                    -----------       -----------      ------------        -----------

Net income (loss) per common share                  $      0.01       $      0.05      $      (0.08)       $      0.05
                                                    ===========       ===========      ============        ===========

Weighted average number of common shares
   outstanding, diluted                              40,554,827        40,469,973        40,538,808         39,343,470
                                                    ===========       ===========       ===========        ===========

         RECONCILIATION OF NET INCOME TO ADJUSTED FUNDS FROM OPERATIONS
                       AND CASH AVAILABLE FOR DISTRIBUTION
                                   (unaudited)

The following is a reconciliation of net income to Adjusted Funds from Operations and Cash Available for Distribution:

                                                                                                          For the
                                                                                                          Trailing
                                                   For the Three                 For the Nine              Twelve
                                                   Months Ended                  Months Ended           Months Ended
                                                   September 30,                 September30,           September 30,
                                            ---------------------------    -------------------------    ------------
                                               2003            2002           2003          2002             2003
                                            -----------     -----------    -----------   -----------    ------------
Net income                                  $ 4,350,618     $ 3,723,274    $ 4,138,597   $ 6,826,649    $ 3,775,468

Less:
   Preferred stock dividends                 (1,686,517)     (1,632,813)    (4,952,143)   (4,898,439)    (6,584,956)
   Loss on redemption of Series A
     preferred stock                         (2,408,257)                    (2,408,257)                  (2,408,257)
   (Gain) loss on sale of hotel properties       52,530                     (1,222,014)                  (1,222,014)
Add:
   Minority interest                              6,576          63,798          8,821        58,776        (52,004)
   Depreciation                               9,662,676       9,833,169     28,991,228    29,343,823     38,692,633
   Depreciation from discontinued
     Operations                                                 424,326        576,060     1,412,748      1,073,347
                                            -----------     -----------    -----------   -----------    -----------
Funds from Operations applicable
   to common shareholders                     9,977,626      12,411,754     25,132,292    32,743,557     33,274,217
Add:
   Loss on impairment of hotels held
     for sale                                                                3,556,067                    3,556,067
   Loss on redemption of Series A
     preferred stock                          2,408,257                      2,408,257                    2,408,257
                                            -----------     -----------    -----------   -----------    -----------

Adjusted Funds from Operations
   applicable to common shareholders        $12,385,883     $12,411,754    $31,096,616   $32,743,557    $39,238,541
                                            ===========     ===========    ===========   ===========    ===========

Add:
   Amortization of debt costs                   378,240         511,035      1,787,079     1,533,105      2,313,447
   Amortization of deferred expenses
     and unearned compensation                  178,473         230,734        535,419       698,202        763,813
   Amortization from discontinued
     operations                                                   5,795          6,360        11,385         10,171
Less:
   Income tax benefit                        (1,450,066)     (1,426,464)    (4,757,260)   (4,394,656)    (6,194,098)
   Income tax benefit from
     discontinued operations                   (148,934)       (110,536)      (331,740)     (317,344)      (507,902)
   Capital expenditures                      (2,542,923)     (2,489,075)    (7,126,375)   (7,077,465)    (9,418,314)
                                            -----------     -----------    -----------   -----------    -----------

Cash Available for Distribution             $ 8,800,673     $ 9,133,243    $21,210,099   $23,196,784    $26,205,658
                                            ===========     ===========    ===========   ===========    ===========

Weighted average number of
   outstanding shares of common
   stock and units of partnership            41,699,390      41,666,057     41,693,705    40,540,551     41,687,241
                                            ===========     ===========    ===========   ===========    ===========

Funds from Operations per share
   and unit                                 $      0.24     $      0.30    $      0.60   $      0.81    $      0.80
                                            ===========     ===========    ===========   ===========    ===========

Adjusted Funds from Operations
   per share and unit                       $      0.30     $      0.30    $      0.75   $      0.81    $      0.94
                                            ===========     ===========    ===========   ===========    ===========

Cash Available for Distribution
   per share and unit                       $      0.21     $      0.22    $      0.51   $      0.57    $      0.63
                                            ===========     ===========    ===========   ===========    ===========

                 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                   (unaudited)


The following is a reconciliation of net income to Adjusted EBITDA:

                                                      For the Three Months Ended       For the Nine Months Ended
                                                             September 30,                    September 30,
                                                        2003              2002            2003             2002
                                                     ----------        ----------      ----------       ----------
Net income                                           $4,350,618        $3,723,274      $4,138,597       $6,826,649

Add:
   Depreciation                                       9,662,676         9,833,169      28,991,228       29,343,823
   Depreciation from discontinued operations                              424,326         576,060        1,412,748
   Interest                                           6,964,351         7,042,671      20,878,867       21,367,092
   Interest from discontinued operations                176,538           176,538         529,615          529,615
   Amortization of deferred expenses and
     unearned compensation                              556,713           741,769       2,322,498        2,231,307
   Amortization from discontinued
     operations                                                             5,795           6,360           11,385

Less:
   Income tax benefit                                (1,450,066)       (1,426,464)     (4,757,260)      (4,394,656)
   Income tax benefit from discontinued
     operations                                        (148,934)         (110,536)       (331,740)        (317,344)
                                                    -----------       -----------     -----------      -----------

EBITDA                                               20,111,896        20,410,542      52,354,225       57,010,619

Add:
   Minority interest                                      6,576            63,798           8,821           58,776
   Loss on impairment of hotels held for sale                                           3,556,067
   (Gain) loss on sale of hotel properties               52,530                        (1,222,014)
                                                    -----------       -----------     -----------      -----------

Adjusted EBITDA                                     $20,171,002       $20,474,340     $54,697,099      $57,069,395
                                                    ===========       ===========     ===========      ===========

                                Equity Inns, Inc.
                      Third Quarter 2003 Hotel Performance
                                   Same Store


                                                     RevPAR                        Occupancy                          ADR
                                              ----------------------           --------------------            --------------------
                                # of                        Variance                       Variance                        Variance
                               Hotels          2003         to 2002            2003        to 2002              2003       to 2002
                               ------         ------        --------           -----       --------            ------      --------

Portfolio                        93           $55.30          0.2%             72.0%       1.9 pts.            $76.76        -2.4%

Franchise
  AmeriSuites                    19           $51.17          2.7%             74.0%       5.2 pts.            $69.15        -4.6%
  Comfort Inn                     3           $52.22          5.2%             69.6%       6.4 pts.            $75.01        -4.5%
  Hampton Inn                    47           $48.11         -0.1%             67.9%       0.7 pts.            $70.82        -1.2%
  Holiday Inn                     4           $42.30          3.0%             63.1%       3.8 pts.            $67.05        -3.2%
  Homewood Suites                 9           $76.73         -2.2%             77.7%      -2.7 pts.            $98.69         1.2%
  Residence Inn                  11           $79.72         -0.7%             85.4%       3.5 pts.            $93.33        -4.8%

Region
  East North Central             14           $61.15          1.6%             71.5%       1.2 pts.            $85.57        -0.2%
  East South Central             13           $45.38         -0.4%             68.6%       0.8 pts.            $66.14        -1.5%
  Middle Atlantic                 6           $86.26          0.6%             82.0%       3.7 pts.           $105.18        -3.9%
  Mountain                       10           $51.55         -2.5%             74.3%        0.3pts.            $69.40        -3.0%
  New England                     5           $61.24         -9.1%             72.2%      -5.5 pts.            $84.85        -2.2%
  Pacific Northwest               2           $88.22          2.7%             85.2%       4.6 pts.           $103.55        -2.8%
  South Atlantic                 26           $50.61          5.8%             72.3%       4.9 pts.            $69.97        -1.4%
  West North Central              7           $58.32         -4.6%             76.6%       2.1 pts.            $76.11        -7.3%
  West South Central             10           $41.91         -3.8%             61.9%       0.1 pts.            $67.74        -4.0%

Type
  All Suite                      19           $51.17          2.7%             74.0%       5.2 pts.            $69.15        -4.6%
  Extended Stay                  20           $78.26         -1.4%             81.7%       0.5 pts.            $95.83        -2.0%
  Full Service                    5           $50.54          7.6%             67.2%       6.1 pts.            $75.21        -2.1%
  Limited Service                49           $47.58         -0.4%             67.7%       0.8 pts.            $70.28        -1.6%

                                Equity Inns, Inc.
                       Year-to-date 2003 Hotel Performance
                                   Same Store



                                                     RevPAR                        Occupancy                          ADR
                                              ----------------------           --------------------            --------------------
                                # of                        Variance                       Variance                        Variance
                               Hotels          2003         to 2002            2003        to 2002              2003       to 2002
                               ------         ------        --------           -----       --------            ------      --------
Portfolio                        93           $52.25         -1.3%             68.6%       0.6 pts.            $76.15        -2.1%

Franchise
  AmeriSuites                    19           $49.06         -1.4%             71.1%       3.3 pts.            $69.03        -5.9%
  Comfort Inn                     3           $49.93          3.9%             65.1%       2.6 pts.            $76.67        -0.3%
  Hampton Inn                    47           $45.55         -2.0%             64.8%      -0.4 pts.            $70.25        -1.3%
  Holiday Inn                     4           $37.86         -1.1%             56.1%      -0.3 pts.            $67.43        -0.5%
  Homewood Suites                 9           $75.85          1.5%             76.3%      -0.6 pts.            $99.46         2.4%
  Residence Inn                  11           $71.11         -3.6%             79.5%       0.7 pts.            $89.40        -4.4%

Region
  East North Central             14           $53.74          0.0%             64.2%      -0.7 pts.            $83.70         1.1%
  East South Central             13           $44.38          0.0%             67.1%       1.6 pts.            $66.19        -2.3%
  Middle Atlantic                 6           $72.31         -3.1%             74.2%       1.3 pts.            $97.52        -4.8%
  Mountain                       10           $54.15         -1.6%             73.4%       0.8 pts.            $73.74        -2.6%
  New England                     5           $55.49         -7.0%             65.6%      -3.3 pts.            $84.54        -2.3%
  Pacific Northwest               2           $75.00          1.5%             77.0%       3.4 pts.            $97.45        -2.9%
  South Atlantic                 26           $50.80          2.8%             71.7%       3.1 pts.            $70.87        -1.6%
  West North Central              7           $50.14         -7.2%             66.6%      -1.4 pts.            $75.27        -5.3%
  West South Central             10           $42.91         -7.2%             61.8%      -3.2 pts.            $69.46        -2.4%

Type
  All Suite                      19           $49.06         -1.4%             71.1%       3.3 pts.            $69.03        -5.9%
  Extended Stay                  20           $73.34         -1.1%             77.9%       0.1 pts.            $94.22        -1.1%
  Full Service                    5           $46.51          3.3%             61.3%       1.2 pts.            $75.93         1.2%
  Limited Service                49           $45.04         -2.1%             64.5%      -0.4 pts.            $69.83        -1.5%